EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Management Network Group, Inc. and subsidiaries (the “Company”) on Form S-8 of our report dated March 29, 2013 relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended December 29, 2012.

/S/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

March 29, 2013